Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-KSB for the year ended December 31, 2005 (the "Report") by Wave Wireless Corporation ("Registrant"), and the undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Date: March 24, 2006	By:	/s/ Daniel W. Rumsey
Daniel W. Rumsey Acting Chief Executive Officer and Chief Financial Officer (Principal Executive Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Wave Wireless Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.